                                                               Exhibit (m)(2)(i)


                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                                DISTRIBUTION PLAN

                                       FOR

                          ING VARIABLE INSURANCE TRUST

                                                     MAXIMUM
                                                 DISTRIBUTION FEE
                                                (AS A PERCENTAGE OF
                                                 AVERAGE DAILY NET     LAST CONTINUED/
PORTFOLIO*                                           ASSETS)          APPROVED BY BOARD     REAPPROVAL DATE
----------                                           -------          -----------------     ---------------
ING GET U.S. Core Portfolio - Series 1                 0.25%            February 25,2003    September 1,2004
ING GET U.S. Core Portfolio - Series 2                 0.25%            February 25,2003    September 1,2004
ING GET U.S. Core Portfolio - Series 3                 0.25%            August 21,2003      September 1,2004
ING GET U.S. Core Portfolio - Series 4                 0.25%            August 21,2003      September 1,2004
ING GET U.S. Core Portfolio - Series 5                 0.25%            August 21,2003      September 1,2004
ING GET U.S. Core Portfolio - Series 6                 0.25%            August 21,2003      September 1,2004
ING GET U.S. Opportunity Portfolio - Series 1          0.25%            February 25,2003    September 1,2004
ING GET U.S. Opportunity Portfolio - Series 2          0.25%            February 25,2003    September 1,2004

* This Schedule A to the Distribution Plan will be effective with respect to the Funds upon the effective date of the post effective amendment to the Trust's Registration Statement with respect to each Fund.